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                                                                     EXHIBIT 3.3

                                    FORM OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                      PRAECIS PHARMACEUTICALS INCORPORATED


            PRAECIS PHARMACEUTICALS INCORPORATED, a Delaware corporation (the "Corporation"), does hereby certify that the Corporation was organized in the State of Delaware on July 16, 1993 under the name Pharmaceutical Peptides, Inc. and that this Amended and Restated Certificate of Incorporation hereby amends, restates and integrates the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, as currently in effect (the "Certificate of Incorporation"), and has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by written consent of the holders of not less than a majority of the outstanding stock of the Corporation entitled to vote thereon and not less than a majority of each class of the outstanding stock of the Corporation entitled to vote thereon. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

            FIRST: The name of the Corporation is PRAECIS PHARMACEUTICALS INCORPORATED (hereinafter the "Corporation").

            SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at that address is The Corporation Trust Company.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "DGCL").

            FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is (i) 200,000,000 shares of common stock, each having a par value of one penny ($.01) ("Common Stock"), and (ii) 10,000,000 shares of preferred stock, each having a par value of one penny ($.01) ("Preferred Stock").
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A.    COMMON STOCK

            (1) Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges and qualifications, limitations or restrictions of the Common Stock are expressly made subject to those that may be fixed with respect to any shares of Preferred Stock.

            (2) Voting Rights. Except as otherwise required by law or this Amended and Restated Certificate of Incorporation, each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation on the record date for the determination of stockholders entitled to notice of, or to vote at, any meeting of stockholders of the Corporation. There shall be no cumulative voting.

            (3) Dividends. Subject to the preferential rights of holders of Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors of the Corporation (the "Board of Directors"), out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, or in property or shares of capital stock, notes or other evidence of indebtedness, of the Corporation or any other person or entity.

            (4) Dissolution, Liquidation or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, unless otherwise required by law, holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

B.    PREFERRED STOCK

            (1) General. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times,


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and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution, liquidation or winding-up of, or upon any distribution of the assets of, the Corporation; or (d) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

            FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

            (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

            (2) The number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of adoption of such resolution. In no event shall the number of directors that constitute the whole Board of Directors be less than three. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Election of directors need not be by written ballot unless the By-Laws so provide.

            (3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation and the By-Laws.

            (4) Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by a majority of the directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor and shall hold office until his successor shall be duly elected and shall duly qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

            (5) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special


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meeting of stockholders, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the instrument creating such class or series of Preferred Stock.

            (6) The presence of a majority of the total number of directors shall constitute a quorum for the transaction of business and, except as otherwise provided herein, the vote of a majority of such quorum shall be required in order for the Board of Directors to act.

            SIXTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

            SEVENTH: Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called only by (i) the Chairman of the Board of Directors, if there be one, (ii) the President, (iii) any Vice President, if there be one, (iv) the Secretary or (v) any Assistant Secretary, if there be one, and shall be called by any such officer pursuant to a resolution adopted by a majority of the Board of Directors. Stockholders shall not be entitled to call a special meeting of stockholders, nor to require the Board of Directors to call such a special meeting.

            EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal any provision of the By-Laws of the Corporation. The By-Laws of the Corporation may be adopted, amended or repealed by the stockholders by the affirmative vote of holders of shares representing at least two-thirds (66 2/3%) of the voting power of all shares entitled to vote at an election of directors.

            NINTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify or to advance expenses to any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.


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            The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article NINTH to directors and officers of the Corporation.

            The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

            Any repeal or modification of this Article NINTH or Article VIII of the By-Laws of the Corporation shall not adversely affect any rights to indemnification and the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

            TENTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereto is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall automatically, without any required action by the Corporation or any other person, be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article TENTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

            ELEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

            TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be the DGCL), the affirmative vote of holders of at least eighty-five percent (85%) of the voting power of the shares entitled to vote for the election of directors, shall be re-


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quired to amend, alter, change or repeal any provision of, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of, Articles SIXTH, SEVENTH, EIGHTH, NINTH or TENTH of this Amended and Restated Certificate of Incorporation or this Article TWELFTH.


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            IN WITNESS WHEREOF, PRAECIS PHARMACEUTICALS INCORPORATED has caused this Amended and Restated Certificate of Incorporation to be executed in its
corporate name this     day of         , 2000.

                              PRAECIS PHARMACEUTICALS
                                    INCORPORATED


                              By ______________________________________
                                 Malcolm L. Gefter
                                 Chairman of the Board, Chief Executive
                                   Officer and President


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